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                                                                  Exhibit (d)(2)

                  MUNIHOLDINGS MICHIGAN INSURED FUND II, INC.

    The Corporation has the authority to issue stock of more than one class. A statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each class of stock which the Corporation is authorized to issue and the differences in the relative rights and preferences between the shares of each class to the extent that they have been set, and the authority of the Board of Directors to set the relative rights and preferences of subsequent classes and series, will be furnished by the Corporation to any stockholder, without charge, upon request to the Secretary of the Corporation.

    The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common           UNIF GIFT MIN ACT -_____Custodian______
                                                            (Cust)     (Minor)

TEN ENT--as tenants by the entireties    under Uniform Gifts to Minors Act______
                                                                        (State)

JT TEN-- as joint tenants with right
           of survivorship and not as
           tenants in common

              Additional abbreviations may also be used though not in the above list.

         For value received,............hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE

____________________________________________________________________________
Please print or typewrite name and address including zip code of assignee

_____________________________________________________________________Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint
________________________________________________________________________________
Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated:___________________

                                 Signature_____________________________

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        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

    Signature Guaranteed:___________________________________

    Signatures must be guaranteed by an "eligible guarantor institution" as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934.

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